SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

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     14a-6(e)(2)
[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Shareholder:

The Board of Directors of CNB Corporation nominated the Blue Ribbon Slate to help lead your bank for three reasons:

                              VISIONARY LEADERSHIP
They have a vision for the future of CNB and the leadership qualities to help us succeed. We believe the opportunity to increase your return on investment and to boost shareholder value will be enhanced by their service.

                                 BUSINESS SKILLS
They are outstanding business people with the experience and talent we need. From marketing to customer relations and regulatory compliance, this Blue Ribbon Slate can bring remarkable insight to our deliberations.

                                    INTEGRITY
Their personal integrity and commitment to civic service are well known. Decency and honesty have been their hallmarks as they have lived and worked in our communities through the decades.

If you make your decision based on these qualities - VISIONARY LEADERSHIP, BUSINESS SKILLS and INTEGRITY, the BLUE RIBBON SLATE is the better choice for the future of CNB. A brochure with more information about our nominees - Bill Benson, Paul Dusenbury, George Heyward Goldfinch and Russell Holliday - is enclosed.

We urge you to return you BLUE proxy form today or contact Phil Hucks, President
(843) 488-8444 or e-mail phil.hucks@conwaynaitonalbank.com if you have any questions about this election or the operations of the bank.

Sincerely,



H. Buck Cutts, Chairman of the Board of Directors
CNB Corporation









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Dear Shareholder:

Thank you for talking to a representative of the Board of Directors of CNB Corporation when we recently called. We are grateful for your decision to send in your BLUE proxy form for CNB's Blue Ribbon Slate of Directors. Under their leadership, we believe The Conway National Bank will have leaders with the financial experience we need and deserve.

We remain committed to Banking on the Future to improve shareholder value, Banking in the Sunshine to achieve the highest standards of accountability and Banking on Tradition to uphold our community values. We are glad you share these goals.

Between now and the shareholders' meeting in May, we will stay in touch to answer any questions that may arise. In the meantime, feel free to contact Phil Hucks, President, at (843) 488-8444 or e-mail phil.hucks@conwaynationalbank.com if you have any questions about the meeting or the operations of the bank.

Sincerely,



H. Buck Cutts, Chairman of the Board of Directors
CNB Corporation